UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 24, 2015
Date of Earliest Event Reported: June 23, 2015

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information and disclosures included in “Item 1.01. Entry into a Material Definitive Agreement” of the Current Report on Form 8-K filed by Vertex Energy, Inc. (the “Company”, “we” and “us”) on June 19, 2015 (the “Prior Form 8-K”), are incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

On June 24, 2015, we closed the transactions contemplated by the June 19, 2015 Unit Purchase Agreement (the “Purchase Agreement”) entered into with certain institutional investors (the “Investors”), pursuant to which we agreed to sell to the Investors an aggregate of 8,064,534 units (the “Units”), each consisting of (i) one share of Amended and Restated Series B Convertible Preferred Stock of the Company, $0.001 par value per share (the “Series B Preferred Stock”) and (ii) one warrant to purchase one-half of a share of common stock of the Company, $0.001 par value per share (each a “Warrant” and collectively, the “Warrants”), at a price of $3.10 per Unit for an aggregate of $25.0 million.

The Units (including the shares of Series B Preferred Stock and the Warrants) were offered and sold to the Investors under the Purchase Agreement in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D of the Securities Act. Each of the Investors represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and acquired the Units for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Units were offered without any general solicitation by the Company or its representatives. The Units were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K, nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy Units or other securities of the Company.

In the event of the complete conversion of the shares of Series B Preferred Stock (and not including the issuance of any shares of common stock or if applicable payment-in-kind shares of Series B Preferred Stock issued in connection with accrued dividends due under the terms of the Series B Preferred Stock) and disregarding any conversion limitations set forth in the Designation (or otherwise agreed between the parties), a total of 8,064,534 shares of common stock would be issuable to the holders. In the event the Warrants were exercised in full and disregarding any conversion limitations set forth in the Warrants (or otherwise agreed between the parties), a total of 4,032,267 shares of common stock would be issuable to the holders.

Item 3.03 Material Modification to Rights of Security Holders.

The information in “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” of this Form 8-K relating to the Series B Preferred Stock and the Designation is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 23, 2015, we filed with the Secretary of State of Nevada, an Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Preferred Stock (the “Designation”), which Designation filing became effective on the same date.

The Series B Preferred Stock accrues a dividend, payable quarterly in arrears (based on calendar quarters), in the amount of 6% per annum of the original issuance price of the Series B Preferred Stock ($3.10 per share or $25.0 million in aggregate).

The dividend is payable by the Company, at the Company’s election, in registered common stock of the Company (if available) or cash. In the event dividends are paid in registered common stock of the Company, the number of shares payable will be calculated by dividing (a) the accrued dividend by (b) 90% of the arithmetic average of the volume weighted average price (VWAP) of the Company’s common stock for the 10 trading days immediately prior to the applicable date of determination (the “Dividend Stock Payment Price”). Notwithstanding the foregoing, in no event may the Company pay dividends in common stock unless the applicable Dividend Stock Payment Price is above $2.91. If the Company is prohibited from paying the dividend in cash (due to contractual senior credit agreements or other restrictions) or is unable to pay the dividend in registered common stock, the dividend will be paid in kind in Series B Preferred Stock shares at $3.10 per share.

The Series B Preferred Stock include a liquidation preference (in the amount of $3.10 per share) which is junior to the Company’s previously outstanding shares of preferred stock, senior credit facilities and other debt holders as provided in further detail in the Designation.

The Series B Preferred Stock (including accrued and unpaid dividends) is convertible into shares of the Company’s common stock at the holder’s option at any time after closing at $3.10 per share (initially a one-for-one basis). If the Company’s common stock trades at or above $6.20 per share for a period of 20 consecutive trading days at any time following the earlier of (a) the effective date of a resale registration statement which we are required to file to register the resale of the shares of common stock underlying the Series B Preferred Stock and Warrants pursuant to the Purchase Agreement, or (b) December 24, 2015, the Company may at such time force conversion of the Series B Preferred Stock (including accrued and unpaid dividends) into common stock of the Company.

The Series B Preferred Stock votes together with the common stock on an as-converted basis, provided that each holder’s voting rights are subject to and limited by the Beneficial Ownership Limitation described below.

The Company has the option to redeem the outstanding shares of Series B Preferred Stock at $3.10 per share, plus any accrued and unpaid dividends on such Series B Preferred Stock redeemed, at any time beginning on June 24, 2017, and the Company is required to redeem the Series B Preferred Stock at $3.10 per share, plus any accrued and unpaid dividends, on June 24, 2020. Notwithstanding either of the foregoing, the Series B Preferred Stock may not be redeemed unless and until amounts outstanding under the Company’s senior credit facility have been paid in full.

The Series B Preferred Stock contains a provision prohibiting the conversion of such Series B Preferred Stock into common stock of the Company, if upon such conversion, the holder thereof would beneficially own more than 9.999% of the Company’s then outstanding common stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation does not apply to forced conversions undertaken by the Company pursuant to the terms of the Designation (summarized above).  In addition to the Beneficial Ownership Limitation, certain of the Investors also entered into agreements with us to limit their ability to effect conversions of Series B Preferred Stock (and exercise of Warrants), to prohibit them contractually from converting (or exercising) such applicable security if upon such conversion (or exercise) they would beneficially own more than 4.999% of our outstanding common stock.

The summary of the Designation above is qualified in its entirety by the full text of the Designation filed as Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

 A copy of the Company’s June 24, 2015 press release announcing the closing of the previously announced $25.0 million Unit offering of shares of Series B Preferred Stock and Warrants is furnished herewith as Exhibit 99.1.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

 Item 8.01. Other Events.

The original Third Amendment to Credit and Guaranty Agreement dated June 18, 2015, by and between Vertex Energy Operating, LLC, the Company, certain of the Company’s subsidiaries, Goldman Sachs Specialty Lending Holdings, Inc. (“Lender”) and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent for Lender (the “Third Amendment”), which was filed as Exhibit 10.2 to the Prior Form 8-K included an error in Section 9(b) thereof, and the version of the Third Amendment filed herewith corrects such error.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1*
Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Preferred Stock (as filed with the Secretary of State of Nevada on June 23, 2015)

10.1(1)	Form of Unit Purchase Agreement dated June 19, 2015 by and between Vertex Energy, Inc. and the purchasers named therein
10.2*(2)
Third Amendment to Credit and Guaranty Agreement dated June 18, 2015, by and between Vertex Energy Operating, LLC, Vertex Energy, Inc., certain of the Company’s subsidiaries, Goldman Sachs Specialty Lending Holdings, Inc. (“Lender”) and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent for Lender

10.3(1)	Form of Warrant (incorporated by reference to Exhibit B of the Form of Unit Purchase Agreement incorporated by reference herein as Exhibit 10.1)
99.1**	Press release dated June 24, 2015

* Filed herewith.

 ** Furnished herewith.

(1) Filed as exhibits to the Company’s Current Report on Form 8-K, filed with the Commission on June 19, 2015, and incorporated by reference herein.

(2) Corrects an error in Section 9(b) of the exhibit as originally filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Commission on June 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: June 24, 2015	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1*
Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Preferred Stock (as filed with the Secretary of State of Nevada on June 23, 2015)

10.1(1)	Form of Unit Purchase Agreement dated June 19, 2015 by and between Vertex Energy, Inc. and the purchasers named therein
10.2*(2)
Third Amendment to Credit and Guaranty Agreement dated June 18, 2015, by and between Vertex Energy Operating, LLC, Vertex Energy, Inc., certain of the Company’s subsidiaries, Goldman Sachs Specialty Lending Holdings, Inc. (“Lender”) and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent for Lender

10.3(1)	Form of Warrant (incorporated by reference to Exhibit B of the Form of Unit Purchase Agreement incorporated by reference herein as Exhibit 10.1)
99.1**	Press release dated June 24, 2015

* Filed herewith.

 ** Furnished herewith.

(1) Filed as exhibits to the Company’s Current Report on Form 8-K, filed with the Commission on June 19, 2015, and incorporated by reference herein.

(2) Corrects an error in Section 9(b) of the exhibit as originally filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Commission on June 19, 2015.